EXHIBIT 23.2


                          INDEPENDENT AUDITORS' CONSENT


To the Board of Directors
Designs, Inc.:

We consent to the incorporation by reference in this amended Registration Statement of Casual Male Retail Group, Inc. (previously, Designs, Inc.) on Form S-3 of our report dated April 11, 2000, appearing in the Annual Report on Form 10-K of Designs, Inc. for the year ended February 2, 2002, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this amended Registration Statement.


                                                       /s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts
August 20, 2002